Exhibit 99.1

Saba Announces Third Quarter 2008 Results

Redwood Shores, Calif., April 3, 2008 – Saba Software, Inc. (NASDAQ: SABA), the premier people management software and services provider, today reported financial results for its third quarter of fiscal 2008 ended February 29, 2008.

Third Quarter Results

Total revenues in the third quarter of fiscal 2008 were $27.4 million, a 10% increase compared to $24.9 million in the same quarter last year. License revenue in the third quarter of fiscal 2008 was $6.0 million, a 34% increase compared to $4.5 million in the same quarter last year. OnDemand revenue in the third quarter of fiscal 2008 was $4.6 million, an 8% increase compared to $4.3 million in the same quarter last year.

On a GAAP basis, net income was $158 thousand, or $0.01 per share on a basic and diluted basis, in the third quarter of fiscal 2008 compared to a net loss of $1.2 million, or $0.04 per share, in the same quarter last year. Cash generated from operations was $3.9 million during the third quarter of fiscal 2008.

On a non-GAAP basis, net income in the third quarter of fiscal 2008 was $1.7 million, or $0.06 per share on a basic and diluted basis, compared to non-GAAP net income of $534 thousand, or $0.02 per share on a basic and diluted basis, in the third quarter of fiscal 2007.

Non-GAAP results are computed by adjusting GAAP results to exclude the amortization of acquisition-related intangibles, stock-based compensation expenses, the write-down of acquired deferred revenue to fair value, and facilities restructuring charges. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

“We are pleased to report excellent results in terms of revenue, earnings and cash from operations in the third quarter and all other financial indicators are at or above expectations,” said Bobby Yazdani, Chairman and CEO of Saba. “We are making positive progress toward achieving our goals of growing our revenues and generating earnings and cash. Our fourth quarter guidance once again calls for increasing revenues, improving earnings and growing cash. We believe that this is a sign of things to come and sets the stage for fiscal 2009 and beyond,” concluded Mr. Yazdani.

Recent Highlights

New Customers

•	Signed new customer contracts and expanded existing relationships with a number of organizations worldwide, including:

Intercontinental Hotels, Kaiser Permanente, Novartis Pharma AG, EMC Corporation, Deutsche Telekom, CC Services, Allianz Australia Limited Pty, Astra Zeneca, Nexen, Inc., Bose Corporation, Ford Motor Company, Allina Hospitals & Clinics, Illinois Law Enforcement Alarm System, The Bank of Nova Scotia, Micron Technology, Avnet, Inc., Bank of Yokohama, Air France – KLM, Vasteras Stad, Phillips Consumer Electronics, and BMW of North America.

New Solutions

•

Announced the general availability of the next generation of our industry-leading collaboration solution, Saba Centra 7.6. Saba Centra 7.6 is now available as licensed software or an OnDemand subscription.

•

Announced the availability of powerful, new capabilities for the Saba Enterprise Suite. This new release delivers Web 2.0 collaboration, recommendation and power search features that take informal learning to the next level by enabling organizations to broadly capture and access institutional knowledge. Other significant enhancements include continuing education, certification and compliance capabilities, along with improved talent management analytics and competency framework. Saba Enterprise Suite is now available as licensed software or an OnDemand subscription.

Achievements/Awards

•

Named as a Leader in Enterprise Learning Management by Forrester Research and invited to participate in its February 2008 “Forrester Wave: ™ “Enterprise Learning Management Suites, Q1, 2008” evaluation.

Other Highlights

•

Concluded a 12 city North American roadshow entitled, “Best Practices for Effective People Management.” These events provided attendees with information about how to effectively identify, develop and retain talent to increase ROI and improve organizational productivity.

•

Announced we will host Talent Management Masters Workshops in New York City and Chicago. Conducted by industry expert, Bersin & Associates, these workshops will provide HR and learning leaders with a set of best-practices and an action plan to build and execute an integrated talent management strategy.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For its fourth quarter of fiscal 2008 (May 31, 2008), Saba anticipates total revenues to range from $29 million to $30 million.

Saba anticipates GAAP net earnings per share for its fourth quarter of fiscal 2008 (May 31, 2008) of approximately $0.03 on a basic and diluted basis and non-GAAP net earnings per share of approximately $0.09 on a basic and diluted basis.

The non-GAAP outlook excludes the estimated non-cash amortization of intangibles ($900,000), estimated charges related to stock-based compensation expenses ($600,000), and estimated non-cash income tax expenses ($400,000).

Conference Call

Saba will host a teleconference Thursday, April 3, 2008, commencing at 2:00 p.m. Pacific Time, to discuss the third quarter financial results. All interested parties may listen by dialing 800-611-1148 or 612-332-0923, access code 913135, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800-475-6701 or 320-365-3844 and entering code 913135, after 5:30 p.m. Pacific Time on April 3, 2008 through 11:59 p.m. Pacific Time on April 17, 2008.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP revenue and GAAP and non-GAAP net earnings per share, non-cash amortization of intangibles, charges related to stock-based compensation expenses and non-cash income tax expenses, as well as statements regarding Saba’s ability to increase revenue, improve earnings and grow cash, Saba’s beliefs regarding performance in 2009 and beyond, and attendance at future industry events. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form10-K for the fiscal year ended May 31, 2007 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,200 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include ABN AMRO, Alcatel-Lucent, Bank of Tokyo-Mitsubishi UFJ, BMW, Caterpillar, CEMEX, Cisco Systems, Daimler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Kaiser Permanente, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Renault, Royal Bank of Scotland, Scotiabank, Singapore Ministry of Finance, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Tata Consultancy Services, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	February 29, 2008	May 31, 2007 (A)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,975	$18,088
Restricted cash	500	500
Accounts receivable, net	23,289	20,905
Prepaid expenses and other current assets	2,774	2,767

Total current assets	41,538	42,260
Property and equipment, net	5,126	3,669
Goodwill	38,293	38,293
Purchased intangible assets, net	13,405	16,414
Other assets	1,418	977

Total assets	$99,780	$101,613

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,294	$4,772
Accrued compensation and related expenses	5,803	5,746
Accrued expenses	4,856	5,949
Deferred revenue	29,918	27,886
Current portion of debt and lease obligations	933	2,664

Total current liabilities	44,804	47,017
Deferred revenue	2,249	1,598
Other long-term liabilities	1,347	—
Accrued rent	2,623	2,769
Debt and lease obligations, less current portion	362	2,328

Total liabilities	51,385	53,712
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	255,105	251,408
Treasury stock	(232)	(232)
Accumulated deficit	(206,565)	(203,333)
Accumulated other comprehensive loss	58	29

Total stockholders’ equity	48,395	47,901

Total liabilities and stockholders’ equity	$99,780	$101,613

(A)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	February 29, 2008	February 28, 2007 (A)	February 29, 2008	February 28, 2007 (A)
Revenues:
License	$6,000	$4,482	$16,434	$17,586
License updates and product support	8,483	8,262	26,250	22,968
OnDemand	4,583	4,258	13,512	11,591
Professional services	8,348	7,884	23,402	22,096

Total revenues	27,414	24,886	79,598	74,241

Cost of revenues:
Cost of license	210	207	631	983
Cost of license updates and product support	2,230	2,146	6,606	6,260
Cost of OnDemand	1,784	1,390	5,001	3,623
Cost of professional services	5,718	5,415	16,296	15,462
Amortization of acquired developed technology	295	295	883	884

Total cost of revenues	10,237	9,453	29,417	27,212

Gross profit	17,177	15,433	50,181	47,029
Operating expenses:
Research and development	4,060	3,930	12,282	12,679
Sales and marketing	8,489	9,322	28,193	27,875
General and administrative	3,608	2,660	10,698	8,797
Amortization of purchased intangible assets	634	634	1,903	1,903

Total operating expenses	16,791	16,546	53,076	51,254

Income (loss) from operations	386	(1,113)	(2,895)	(4,225)
Interest expense and other, net	83	(13)	224	(199)

Income (loss) before provision for income taxes	469	(1,126)	(2,671)	(4,424)
Provision for income taxes	311	112	561	412

Net income (loss)	$158	$(1,238)	$(3,232)	$(4,836)

Basic net income (loss) per share	$0.01	$(0.04)	$(0.11)	$(0.17)

Diluted net income (loss) per share	$0.01	$(0.04)	$(0.11)	$(0.17)

Shares used in computing basic net income (loss) per share	29,102	28,662	29,002	28,461

Shares used in computing diluted net income (loss) per share	29,373	28,662	29,002	28,461

(A)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

Saba Software, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba's non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended		Nine months ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007
GAAP net income (loss)	$158	$(1,238)	$(3,232)	$(4,836)
Plus:
Fair value adjustment to deferred revenue	11	424	32	4,174
Stock-based compensation expense	557	550	2,480	1,557
Amortization of acquired developed technology and purchased intangible assets	991	1,009	3,008	3,027
Facilities restructuring charges	—	(211)	—	(211)

Non-GAAP net income	$1,717	$534	$2,288	$3,711

Net income (loss) per share
GAAP net income (loss) per share	$0.01	$(0.04)	$(0.11)	$(0.17)
Plus:
Fair value adjustment to deferred revenue	0.00	0.01	0.00	0.15
Stock-based compensation expense	0.02	0.02	0.09	0.05
Amortization of acquired developed technology and purchased intangible assets	0.03	0.04	0.10	0.11
Facilities restructuring charges	—	(0.01)	—	(0.01)

Non-GAAP net income per share	$0.06	$0.02	$0.08	$0.13

Weighted average shares used to compute net income (loss) per share:
Basic	29,102	28,662	29,002	28,461

Diluted	29,373	29,417	29,463	29,472

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with the Centra Software, Inc. and THINQ Learning Solutions, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results. However, license revenue related to THINQ Learning Solutions, Inc. was excluded from the Non-GAAP measures as the deferred license revenue at the time of acquisition was not indicative of the Company's ongoing operating results.

Stock-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for the issuance of stock options and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company's operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Facilities Restructuring Charges

During 2006, the company implemented a restructuring program to consolidate excess facilities. In the third quarter of Fiscal 2007, the company reduced its restructuring reserve for $211,000 as a result of an amendment to its lease agreement. The adjustment is classified as general and administrative expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Contact:

Mike Martini

Chief Financial Officer

Saba Software, Inc.

+1-650-581-2500

mmartini@saba.com

David Lebedeff

Vice President Investor Relations

Saba Software, Inc.

+1-650-696-1090

dlebedeff@saba.com